EXPLORATION AGREEMENT

     This Agreement is made and entered into this 1st day of November, 1997, by and between PARALLEL PETROLEUM CORPORATION ("Parallel"), SUE-ANN PRODUCTION COMPANY ("Sue-Ann"), TAC RESOURCES, INC. ("TAC"), ALLEGRO INVESTMENTS, INC. ("Allegro"), (said Parties being sometimes hereinafter collectively referred to as "Parallel/Sue- Ann"), BETA OIL & GAS, INC. ("Beta"), PEASE OIL & GAS COMPANY ("Pease"), MEYER FINANCIAL SERVICES, INC. ("Meyer"), and FOUR-WAY TEXAS, L.L.C. ("Four-Way") (said parties being sometimes hereinafter collectively referred to as "Beta/Pease");

                                   WITNESSETH:

         WHEREAS, Parallel/Sue-Ann have identified the lands outlined on the map attached as Exhibit "A" hereto, except the lands and depths covered by the Leases described on Exhibit "B" hereto (the "Excluded Lands") , as an area that they desire to jointly explore for the production of oil and gas;

         WHEREAS, Parallel/Sue-Ann have acquired the Leases and Seismic Options (as those terms are defined below) described in Exhibits "C-1" and "C-2" hereto (such Leases and Options being collectively referred to as the "Existing Leases and Options") covering the interests in the lands described in such agreements;

          WHEREAS, Parallel/Sue-Ann desire to conduct 3-D Seismic Operations across most of the Contract Lands; and

         WHEREAS, Beta, Pease, Meyer and Four-Way desire to acquire the undivided interests in the Existing Leases and Options and participate in the 3-D Seismic Operations to be conducted by Parallel/Sue-Ann, all as described below;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants, agreements and obligations set forth herein, and the mutual benefits to be received hereunder, the Parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the meanings designated below:

         1.1 "3-D Seismic Operations" means all operations which are necessary to produce a three-dimensional seismic data grid over the portion of the Contract Lands on which the Parties conduct such operations, including the processing and interpretation of such data.

         1.2 "Contract Lands" shall mean the lands lying within the area outlined by the bold, solid line on Exhibit "A" hereto, except the Excluded Lands; provided, however, the "Contract Lands" may be enlarged or contracted to the same extent that all of the Parties agree to expand or contract the 3-D Seismic Operations to be conducted pursuant to Section 4.2 hereof.

         1.3 "Existing Leases and Options" means those Leases and Seismic Options (as such terms are defined below) which are described in Exhibits "C-1" and "C-2" hereto, including any such Leases and Options which are renewed or extended pursuant to Article 2.3 hereof.

         1.4 "Initial Interest" means a Party's initial interest hereunder as set forth in Article 3.1 hereof.

         1.5 "Jointly-Owned Lease" means a Lease (as defined below) in which two or more of the Parties own an interest pursuant to the terms of this Agreement.

         1.6 "Lease" means oil and gas lease, oil, gas and mineral lease, unleased mineral interest, or sublease thereof, operating rights or other rights or partial interest therein, which authorize the owner thereof to explore any portion of the Contract Lands for (and/or produce) oil and/or gas therefrom, and the right to acquire any of the foregoing. This term also includes top leases, farmout agreements or any other type of agreement under which the right to
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explore and/or develop a portion of the Contract Lands can be earned  including
Seismic Options (as defined below).

         1.7 "Lease Burden" means any production sale contract, lien, encumbrance, royalty, overriding royalty interest, net profits interest, production payment, carried interest, reversionary working interest or other charge upon a leasehold interest or the production therefrom.

         1.8 "Net Mineral Acres" are calculated by multiplying the undivided interest in the minerals covered by a Lease or Seismic Option times the number of gross acres covered by such Lease or Seismic Option times a Party's undivided interest in such Lease or Seismic Option.

         1.9 "Party" means either Parallel, Sue-Ann, TAC, Allegro, Beta, Pease, Meyer or Four- Way or any other person or entity which hereafter becomes a party hereto or is otherwise subject to the terms hereof.

         1.10 "Proportionate share", except as otherwise provided for hereinbelow, shall be calculated by dividing a Party's Initial Interest percentage by the aggregate of the Initial Interests of all of the Parties who are to share an interest or an obligation pursuant to the terms hereof. In circumstances where one or more Parties do not participate in a project or acquisition, "proportionate share" shall be determined with reference to the Parties who participate in such project or acquisition.

         1.11  "Prospect"  means an area,  designated as a Prospect  pursuant to
Article 5.1 hereof, within which there is expected to occur, based upon the information developed as a result of 3-D Seismic Operations, a commercial accumulation of oil and/or gas in a specific structural or stratigraphic trap.

         1.12 "Seismic Option" or "Option" means an agreement which entitles a Party to conduct 3-D Seismic Operations on a portion of the Contract Lands with an option to acquire a Lease covering all or a portion of such lands.

         1.13 "Subsequently Created Burden" means a Lease Burden which is created by a Party subsequent to its acquisition of the interest which is subject to the burden.

         1.14     Other terms are defined elsewhere in this Agreement.

        ARTICLE 2. ACQUISITION OF INTEREST IN EXISTING LEASES AND OPTIONS

         2.1 Initial Acquisition. Beta, Pease, Meyer and Four-Way agree to acquire from Parallel the following interest set forth opposite their name in the Existing Leases and Options:

         Beta  ...............................................   20%
         Pease  ...............................................12.5%
         Meyer  .............................................     2%
         Four-Way  ..........................................     1%

For such interests, Beta, Pease, Meyer and Four-Way agree to pay Parallel the sum of One Hundred Thirty-Three and 33/100 Dollars ($133.33) per Net Mineral Acre covered by the respective undivided interests in the Existing Leases and Options so acquired by such Parties. Parallel has represented to Beta, Pease, Meyer and Four-Way that the Existing Leases and Options described in Exhibits "C-1" and "C-2" hereto cover at least 17,654 Net Mineral Acres. Accordingly, Beta, Pease, Meyer and Four-Way initially shall pay Parallel the sum set forth opposite their name for the interest each acquires under this Article 2.1:

         Beta  .......................................   $470,773.00
         Pease  .....................................    $294,216.00
         Meyer  .....................................     $47,077.00
         Four-Way  ..................................     $23,539.00

Beta, Pease, Meyer and Four-Way shall pay Parallel such sums upon the complete execution hereof. Upon receipt of such payment, each such Party will be assigned its respective percentage interest (as set forth above in this Article 2.1) in the Existing Leases and Options. In the event it is determined


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that the Existing  Leases and Options cover less than 17,654 Net Mineral  Acres,
Parallel shall refund to Beta, Pease, Meyer and Four-Way the amounts that such Parties overpaid for their respective Initial Interests acquired under this
Article 2.1. If it is determined that the Existing Leases and Options cover more than 17,654 Net Mineral Acres, Beta, Pease, Meyer and Four-Way shall pay Parallel an additional sum equal to their proportionate share of the number of Net Mineral Acres covered by the Existing Leases and Options in excess of 17,654 Net Mineral Acres.

         2.2 Subsequently-Acquired Leases and Options. All of the Parties hereto agree to acquire and pay their proportionate share (as provided hereinbelow) of the cost of any Leases or Seismic Options, including a Lease or an option in renewal of an expiring Lease or Option as provided in Article 2.3 (a "Subsequently-Acquired Lease or Option"), which are acquired by a Party from an unaffiliated third party prior to the conclusion of 3-D Seismic Operations. For the purposes of this Article 2.2, the proportionate shares of the interests and costs of a Subsequently-Acquired Lease or Option of the Parties comprising Parallel/Sue-Ann shall be as follows:

         Parallel...............................................  79.125%
         Sue-Ann................................................  16.875%
         TAC..................................................     1.000%
         Allegro..............................................     3.000%

Beta, Pease, Meyer and Four-Way agree to purchase their proportionate share of such Subsequently- Acquired Leases or Options from Parallel for a price equal to the actual total cost thereof plus one-third (1/3) of such total cost thereof. The Party initially acquiring such interest shall promptly notify the other Parties comprising Parallel/Sue-Ann of the acquisition of such interest. Such notice shall contain the same information as is required in Article 6.3 for an AMI Interest. The other Parties comprising Parallel/Sue-Ann shall promptly reimburse the acquiring Party for their proportionate share of the actual total cost thereof. Upon receipt of a Party's proportionate share of the costs of acquiring such interest, the acquiring party shall promptly assign to such Party its proportionate share of such interest (as set forth above in this Article 2.2). Upon Parallel's acquisition of its proportionate share of a Subsequently-Acquired Lease or Option, it shall notify Beta, Pease, Meyer and Four-Way of such acquisition and invoice them for their proportionate share thereof at a price equal to the total cost of acquiring such Lease or Option plus one-third (1/3) of such total cost. Upon receipt of the purchase price from such Party Parallel shall promptly assign to such Party its proportionate share of such interest.

         2.3 Expiring Options. If any Leases or Options covered hereby will expire prior to the completion of the 3-D Seismic Operations contemplated herein and the exercise of the Options to acquire Leases under such Options, the Party originally acquiring such expiring Lease or Option shall use its best efforts to renew such Leases or Options for a sufficient period of time to complete the proposed 3-D Seismic Operations thereon and exercise any such Options thereunder. All such renewals shall be treated in the same manner as set forth in Article 2.2, above, pertaining to Subsequently-Acquired Leases and Options.

                      ARTICLE 3.  INTERESTS OF THE PARTIES

         3.1 Initial Interests of the Parties. The Initial Interests of the Parties hereunder will be as follows:

         Parallel..........................................    43.625%
         Sue-Ann...........................................    16.875%
         TAC..............................................      1.000%
         Allegro..........................................      3.000%
         Beta..............................................    20.000%
         Pease.............................................    12.500%
         Meyer  ..........................................      2.000%
         Four-Way  .......................................      1.000%

All Existing Leases and Options will be owned by the Parties in accordance with their respective Initial Interests. All Subsequently-Acquired Seismic Options will be owned in the same proportions as the Parties' Initial Interests, provided that each Party has paid its proportionate share of the cost thereof as provided in Section 2.2. If a Party fails to pay for its proportionate share of a Subsequently-Acquired Seismic Option, such Seismic Option will be owned by the Parties who paid their original proportionate share of the costs thereof.


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Such  Parties will pay their  proportionate  share of the total cost thereof and such interests shall be owned by such Parties in the proportions that their respective Initial Interests hereunder bear to the aggregate of such Parties' Initial Interests.

         3.2 Existing Burdens. Each Party's interest under this Agreement, in the Leases and Seismic Options covered hereby and the Leases acquired and to be acquired pursuant hereto, shall be subject to and burdened by its proportionate share of all existing operating agreements, existing and pending pooling and spacing orders and all Lease Burdens other than Subsequently Created Burdens. Each Party hereto hereby assumes and agrees to perform its proportionate share of the obligations under all Leases and Seismic Options and the Leases acquired pursuant to this Agreement and the other obligations described in this Article, but only to the extent that such obligations arise after the acquisition of such Leases and Seismic Options by such Party.

                          ARTICLE 4. SEISMIC OPERATIONS

         4.1 Existing Seismic, Geologic and Other Subsurface Data. Except as prohibited by law or by agreements with third parties, upon request, each Party owning existing seismic data pertaining to the Contract Lands shall furnish copies of all of such data to any Party requesting such data, together with any geologic or other subsurface data that could be useful in the interpretation of such seismic data. The Party requesting such data shall bear the expense of copying it. The Party owning any seismic or other data which may not be copied shall, upon request, make such data available to the Party requesting such data during normal business hours.

         4.2 3-D Seismic Operations. Parallel shall serve as Operator in conducting all 3-D Seismic Operations. All Parties agree to conduct such operations on all or substantially all of the Contract Lands. The Parties may, by unanimous agreement, reduce the number of sections on which such operations will be conducted (for example, where technical, legal or operational considerations indicate that such reduction is warranted). Beta and Pease desire to participate in such 3-D Seismic Operations. The Parties shall bear the following proportions of the total cost of all 3-D Seismic Operations:

         Parallel........................................  31.79166%
         Sue-Ann.........................................  16.87500%
         TAC............................................    1.00000%
         Allegro.......................................     3.00000%
         Beta............................................  26.66667%
         Pease...........................................  16.66667%
         Meyer..........................................    2.66667%
         Four-Way  .....................................    1.33333%

Subject to Article 5.1.1, the data that is obtained from such 3-D Seismic Operations shall be owned by the Parties in the proportions of their Initial Interests hereunder. The Parties agree to work together in a spirit of cooperation and in good faith in planning and causing the 3-D Seismic Operations to be conducted as contemplated and provided herein, as well as in sharing the data collected therefrom and the interpretations thereof. Such interpretations shall in no way be deemed a representation that such interpretations are accurate or correct. Such interpretations shall be given merely as a means of sharing such Party's analysis and ideas regarding such data.

         4.3 Confidentiality of Seismic Data. Except as provided below, each Party agrees to keep all seismic data obtained pursuant to Article 4.2 confidential for a period of seven (7) years from the date hereof. After the expiration of seven (7) years from the date hereof, any Party may sell the data it acquired pursuant to Article 4.2. Each Party owning an interest in such data shall receive its proportionate share of the proceeds of any such sale. Any data acquired from another Party pursuant to Article 4.1 shall forever be kept confidential by the Parties; provided, however, that the Party who originally contributed such data may share, sell or otherwise dispose of such data that does not pertain to a Prospect to a third party after the expiration of one (1) year from the date hereof, and the other Parties shall have no interest in the proceeds from such sale. Notwithstanding the foregoing, a Party may disclose seismic data to a prospective purchaser or farmee of such Party's interest, provided (i) such disclosure is limited to the Prospect under consideration for sale or farmout, (ii) the prospective purchaser or farmee must review such data in the affected Party's offices and may not copy such data, and (iii) such prospective purchaser or farmee must execute a confidentiality agreement to prevent further disclosure and unauthorized use of such data.


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         4.4 Review of Seismic  Data.  The Parties  agree to  cooperate  in good faith in reviewing the seismic data obtained hereunder. Such data should be reviewed by the Parties as soon as practicable after the data for a particular area is available so that the Parties can make a decision as to whether or not to exercise any of the Options to acquire Leases under any of the Seismic Options pertaining to such area.

                           ARTICLE 5. EXERCISE OF OPTIONS

         5.1 Designation of Prospects. The Parties shall cooperate in good faith to establish Prospects within the Contract Lands as soon as practicable after the data for an area has been processed and interpreted. Any Party may designate a Prospect within seven (7) years from the date hereof by giving the other Parties written notice of such designation. Such notice shall contain a map which reflects the outline of the lands to be included within such Prospect, together with a description of the seismic data, prospective feature and any interpretative data or maps upon which such Prospect is based. The Parties receiving notice of the designation of a Prospect shall have fourteen (14) days after receipt of such notice in which to elect in writing whether or not they will participate in such Prospect. Any Party which has not furnished the Party designating a Prospect with its written election to participate in a Prospect within said fourteen-day period conclusively shall be presumed to have elected not to participate in the Prospect so designated. Any Party not participating in a Prospect shall promptly assign all of its interest in the Options or Leases covering lands lying within such Prospect to the Parties participating in such Prospect, in the proportions of their respective interests therein.

                  5.1.1 Extension; Additional Seismic Operations. In the event a Prospect includes lands lying on the border of the Contract Lands, one or more of the Parties participating in such Prospect may propose the conducting of additional 3-D Seismic Operations to obtain seismic data on lands lying outside of the Contract Lands but reasonably anticipated to be underlain by the feature for which such Prospect was designated. In the event all Parties participating in such Prospect agree to participate in the additional seismic operations, the Prospect shall be enlarged to cover the lands included in such proposed additional shooting and all such Parties shall bear their proportionate share of the costs of such additional seismic operations. A Party participating in the original Prospect may elect not to participate in expanding the Prospect by conducting additional 3-D Seismic Operations, in which event the lands covered by the additional 3-D Seismic Operations shall constitute a separate Prospect in which only the Parties conducting such operations will participate. Notwithstanding the foregoing, the expanded Prospect shall not include any lands on which (i) the Parties electing to participate in the expanded Prospect are unable to obtain a Lease or an Option from a third party or (ii) a Party owns a Lease or Option which has been committed to an agreement with a third party prior to the date hereof.

         5.2 Acquisition of Leases Within Prospects. The Parties participating in a Prospect will acquire and pay for Leases covering lands within such Prospects upon the terms provided for in the applicable Seismic Options or upon such other terms as the Parties can mutually agree upon if some Leases are not governed by the terms of a Seismic Option.

         5.3 Minimum Acreage Obligation. In the event the Leases acquired by Parties electing to participate in Prospects do not satisfy the minimum acreage selection requirements under one or more of the Seismic Options, then each Party must acquire and pay for its proportionate share of the Leases which must be acquired in order to fulfill any such minimum acreage selection requirements.

                           ARTICLE 6. AREA OF MUTUAL INTEREST

         6.1 Establishment of Area of Mutual Interest. The Contract Lands are hereby established as an Area of Mutual Interest for a term of seven (7) years from the date of this Agreement. Thereafter, those lands lying within a Prospect which has been designated as provided in Article 5.1 shall be established as an Area of Mutual Interest for the Parties then owning an interest in such Prospect for as long as any Jointly-Owned Lease covering lands within such Prospect is in force and effect as to such land.

         6.2 Acquisition of Interest. After all of the 3-D Seismic Operations have been completed (through the interpretation of the data obtained therefrom), except as otherwise provided in this


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Article  6, if  during  the term of the Area of  Mutual  Interest  a Party  (the
"Acquiring Party") acquires from an unaffiliated third party a Lease covering lands lying within such Area of Mutual Interest (an "AMI Interest"), the other Parties (the "Non-Acquiring Parties") shall have the first and prior right to acquire their proportionate share of such interest upon the terms set forth below. If an AMI Interest covers lands lying within a Prospect in which a Party has elected not to participate pursuant to Articles 5.1 or 8.4 hereof, such Party shall offer one hundred percent (100%) of such interest to the Parties participating in such Prospect.

         6.3 Notification. The Acquiring Party shall notify the Non-Acquiring Parties in writing of the acquisition of an AMI Interest. Such notice shall set forth (i) a description of the interest acquired, (ii) the total cost of the interest, including all land and legal costs associated with the acquisition thereof, (iii) the proportionate share of such interest that the Non-Acquiring Parties are entitled to acquire, and (iv) any other pertinent terms of such acquisition, including copies of such Leases, assignments, bank drafts or other evidence of payment for such interest.

         6.4 Election Period. The Non-Acquiring Parties shall have ten (10) days from the receipt of such notice to elect to acquire. If any Non-Acquiring Party elects to acquire its proportionate share of the AMI Interest, such election shall be given in writing to the Acquiring Party within ten (10) days after receipt of notice of the acquisition of the interest. If the Acquiring Party has not received an election in writing from a Non-Acquiring Party within said ten-day period, such Non- Acquiring Party conclusively shall be presumed to have elected not to acquire its proportionate share of the AMI Interest.

         6.5 Binding Obligation. An election by a Non-Acquiring Party to acquire its proportionate share of a AMI Interest shall constitute a binding obligation of such Non-Acquiring Party to pay its proportionate share of the total cost of the AMI Interest within thirty (30) days from the date that the Non-Acquiring Party receives notice of the acquisition of such interest. If the Non- Acquiring Party elects to acquire its proportionate share of an AMI Interest, the notice of acquisition shall be deemed to be an invoice for the Non-Acquiring Party's proportionate share of the total cost of such interest. If a Party fails to pay its proportionate share of the cost of such an AMI Interest within said thirty-day period, such Party shall then be conclusively deemed to have elected not to acquire its proportionate share of such interest and the Acquiring Parties shall have the right to acquire their proportionate share of such interest.

         6.6 Assignment of AMI Interest. The Acquiring Party shall execute and deliver an Assignment to each Non-Acquiring Party which elects to acquire its proportionate share of an AMI Interest as soon as practical after receiving the Non-Acquiring Party's proportionate share of the total cost thereof.

         6.7 Renewal and Extension Leases. Except as required in Article 2.3, if a Party shall at any time acquire a renewal or extension of a Jointly-Owned Lease (a "Renewal or Extension Lease"), each Non-Acquiring Party shall have the first and prior right to acquire its proportionate share thereof. The acquisition of a Renewal or Extension Lease pursuant to this Article 6.7 shall be treated just as if it was an AMI Interest under Article 6.3 hereof. For the purposes of this provision, the term "Renewal or Extension Lease" shall mean any Lease which is acquired before the expiration of a prior Jointly-Owned Lease or taken or contracted for within one (1) year from the expiration of a Jointly-Owned Lease, but shall not include an Option acquired in renewal of an Expiring Option as provided in Article 2.3.

                 ARTICLE 7.  SALE, FARMOUT OR OTHER DISPOSITION
                         OF AN INTEREST TO A THIRD PARTY

         Any Party may farm out or otherwise dispose of all or a portion of its interest in any Jointly- Owned Lease to a third party. The Party desiring to sell, farm out or otherwise dispose of such interest must notify the other Parties in writing of all of the terms of such trade.

                        ARTICLE 8. SUBSEQUENT OPERATIONS

         8.1 Operator. Sue-Ann shall have the first and prior right to be the Operator for all operations conducted on the Contract Lands except the 3-D
Seismic Operations, provided that it has elected to participate in the acquisition of the Leases covering the portion of the Contract Lands on which such operations are to be conducted. Except as otherwise hereinabove provided, a majority in interest of the Parties participating in a well may mutually agree

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that any of them or some third  party may serve as  Operator  for any such well.
Except as otherwise agreed by the Parties, any Party participating in a Prospect may, by forty-five (45) days' prior written notice to the other participating Parties, cause the commencement of drilling operations on the Initial Well to be drilled on such Prospect; subject, however, to the provisions of Article 8.3.

         8.2 Operating Agreement. Except as provided herein, all operations conducted on the Contract Lands shall be conducted in accordance with the terms of an Operating Agreement substantially in the form attached as Exhibit "D" hereto. A separate Operating Agreement shall be executed for each Prospect, with the first well drilled in such Prospect to be designated as the Initial Well. A commencement date for such Initial Well will be included in the Operating Agreement upon execution only if agreed to by all participating Parties at that time; otherwise, the commencement date will be determined pursuant to Article
8.1. The share of costs which each Party must bear and the interest of each Party in the production from each well drilled under the Operating Agreement will be determined on a well-by-well basis.

         8.3 Limitation on Number of Wells Drilling. Only two (2) exploratory wells shall be drilling on the Contract Lands at any time unless it is necessary to commence a well while another well is being drilled in order to perpetuate a Lease or otherwise satisfy the terms of a continuous drilling obligation.

         8.4 Non-Consent Election on the Drilling of a Well. If a Party elects not to participate in the drilling of any well in a Prospect established under
Section 5.1 hereof, such Party shall relinquish all of its rights and interests in that Prospect proportionately to the other Parties who elect to participate in the drilling of such well save and except such non-consenting Party's interest in any wells in such Prospect in which such Party participated in drilling and the proration unit or spacing unit therefor, provided that the well in which such Party elected not to participate is commenced within the time prescribed provided in the applicable Operating Agreement.

                      ARTICLE 9.  REMEDIES FOR NON-PAYMENT

         All of the payments required to be made by a Party hereunder shall be made on or before such payments are due. The failure of any Party to pay an amount due hereunder by the date that it is due shall constitute a breach of this Agreement. The remedies for failure to make the payments required by
Article 6.5 (pertaining to the acquisition of an AMI Interest), Article 6.7 (pertaining to Renewal and Extension Leases) and the payments required under an applicable Operating Agreement shall be governed by the provisions of such Articles or the Operating Agreement (as the case may be). For all other payments to be made hereunder, the Party to whom such a payment is not made when due shall have the right to make written demand on the Party from whom such payment is past due. If the Party receiving such written demand fails to make the required payment within sixty (60) days from the date that it receives such written demand, such Party shall relinquish all of its interest under this Agreement (including, but not limited to all of the interest that it acquired pursuant to the terms hereof in any Leases, Options, seismic data and wells drilled on the Contract Lands) to the Party to whom such payment is owed. The Party so relinquishing its interest hereby designates the Party to whom such payment is owed as its agent and attorney-in-fact for the limited purpose of such instrument of conveyance as is necessary to convey the relinquished interests to the Party to whom the payment is owed. The Party receiving such relinquished interest shall then offer the other Parties their proportionate share of such relinquished interest. Each of the other Parties who pay their proportionate share of the sum of money that was owed by the Party relinquishing its interest to the Party offering such interest within fourteen (14) days from its receipt of such offer, shall be entitled to their proportionate share of such relinquished interests and the Party offering such interest shall, as soon as practicable, execute an instrument conveying such interest to such Parties.

                            ARTICLE 10. MISCELLANEOUS

         10.1 Term and Applicability of Agreement. Except as otherwise provided for herein, the provisions of this Agreement shall remain in force and effect for a term of seven (7) years from the date hereof except that it shall apply to each Jointly-Owned Lease and the lands included within the Prospect in which the lands covered by such Jointly-Owned Lease are situated for as long as such Jointly-Owned Lease remains in force and effect.

         10.2 Governing Law. The laws of the State of Texas shall apply in all matters concerning this Agreement.

         10.3 Entire Agreement. This Agreement, including all of the exhibits attached hereto, constitute the entire agreement of the Parties concerning the subject matter hereof, and there are no other understandings, obligations, relationships or agreements, written or oral, pertaining to the subject matter of this Agreement. This Agreement supersedes, replaces and shall be in lieu of that certain Exploration Agreement dated October 22, 1996, between Parallel and Sue-Ann, insofar only as this Agreement covers the lands and depths covered by the Exploration Agreement dated October 22, 1996. Otherwise, the Exploration Agreement dated October 22, 1996 shall remain in force as to the lands and depths covered thereby which are not covered by this Agreement.

         10.4 Inurement. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties and the terms and provisions hereof shall constitute covenants running with the lands subject hereto to the extent that such provisions apply to such lands.

         10.5 Notices. All notices required to be given hereunder shall be given in writing. Any such notice shall be deemed to be given upon receipt thereof by the Party who is to receive the notice. The receipt of a notice by electronic facsimile (fax) shall be considered as delivery of such notice. If notice by fax is received other than during normal business hours, it shall be deemed received on the next business day. All notices required hereunder shall be given to the Parties as follows:

         If to Parallel:                       Parallel Petroleum Corporation
                                               110 N. Marienfeld, Suite 465
                                               Midland, Texas 79701

                                               Attn: Mr. Larry C. Oldham
                                                     or
                                               Fax No.: 915-684-3905

         If to Sue-Ann:                        Sue-Ann Production Company
                                               1908 N. Laurent, Suite 570
                                               Victoria, Texas 77901

                                               Attn: Mr. Richard Marshall
                                                      or
                                               Fax No.: 512-576-6099

         If to Beta:                           Beta Oil & Gas, Inc.
                                               901 Dove Street, Suite 230
                                               Newport Beach, California 92660

                                               Attn: Mr. Steve Antry
                                                      or
                                               Fax No.: 714-752-5757

         If to Pease:                          Pease Oil & Gas Company
                                               751 Horizon Court
                                               Grand Junction, CO 81506-8758

                                               Attn: Mr. Willard Pease, Jr.
                                                      or
                                               Fax No.: 970-243-8840

         If to TAC:                            TAC Resources, Inc.
                                               P.O. Box 206
                                               Victoria, Texas 77902

                                               Attn: Mr. Bill Bishop
                                                       or
                                               Fax No.: 512-573-9840

         If to Allegro:                        Allegro Investments, Inc.
                                               1908 N. Laurent, Suite 370
                                               Victoria, Texas 77901

                                               Attn: Mr. Chris Thompson
                                                       or
                                               Fax No.: 512-576-9643

         If to Meyer:                          Meyer Financial Services, Inc.
                                               5645 Harris Hill Road
                                               Williamsville, NY 14221

                                               Attn: Mr. Jeffrey Meyer
                                                       or
                                               Fax No.: 716-741-1075

         If to Four-Way:                       Four-Way Texas, L.L.C.
                                               c/o Kissing Bridge Company
                                               11296 State Road
                                               Glenwood, NY 14069

                                               Attn: Mr. Bob James
                                                       or
                                               Fax No.: 716-592-4228

         10.6 Transfers Subject to this Agreement. Any sale, agreement, transfer or other disposition of an interest in the Contract Lands however accomplished, either voluntarily or involuntarily, by operation of law or otherwise, shall be subject to the terms of this Agreement. Any instruments which convey any interest in the Contract Lands shall be made expressly subject to this Agreement.

         10.7 Singular and Plural. When the context requires, the use of a singular noun or pronoun shall be deemed plural and vice versa.

         10.8 Further Assurances. Each of the Parties agrees to perform such other acts and execute and deliver such other instruments as may be necessary in order to effectuate the terms of this Agreement.

         10.9 Relationship of the Parties. The Parties do not intend to create a partnership by entering into this Agreement. The Parties agree that for the purposes of federal income taxation, they are not to be taxed as a partnership and each Party will elect to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. The liability of the Parties hereunder shall be several, not joint or collective.

         10.10 Memorandum of Operating Agreement. The Parties agree to execute and record in the Records of Jackson County, Texas, a Memorandum of this Exploration Agreement, in the form attached as Exhibit "E" hereto.

         IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple counterparts as of the date first above written.


                                                 PARALLEL PETROLEUM CORPORATION


                                                 By:
                                                 Printed Name:
                                                 Title:

                                                 SUE-ANN PRODUCTION COMPANY


                                                 By:
                                                 Printed Name:
                                                 Title:



                                                 TAC RESOURCES, INC.


                                                 By:
                                                 Printed Name:
                                                 Title:



                                                 ALLEGRO INVESTMENTS, INC.


                                                 By:
                                                 Printed Name:
                                                 Title:



                                                 BETA OIL & GAS, INC.


                                                 By:
                                                 Printed Name:
                                                 Title:



                                                 PEASE OIL & GAS COMPANY


                                                 By:
                                                 Printed Name:
                                                 Title:



                                                 MEYER FINANCIAL SERVICES, INC.


                                                 By:
                                                 Printed Name:
                                                 Title:



                                                 FOUR-WAY TEXAS, L.L.C.


                                                 By:
                                                 Printed Name:
                                                 Title:

STATE OF TEXAS                      )
                                    )
COUNTY OF MIDLAND                   )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________ of Parallel Petroleum Corporation, a Texas corporation, on behalf of said corporation.



                                                  Notary Public, State of Texas


STATE OF TEXAS                      )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________   of  Sue-Ann  Production  Company,  a  ________________
corporation, on behalf of said corporation.



                                                  Notary Public, State of Texas


STATE OF TEXAS                      )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________ of TAC Resources,  Inc., a _______________  corporation, on behalf of said corporation.



                                                  Notary Public, State of Texas


STATE OF                            )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________   of  Allegro   Investments,   Inc.,  a  _______________
corporation, on behalf of said corporation.



                                                  Notary Public, State of

STATE OF                            )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________ of Beta Oil & Gas, Inc., a _______________  corporation, on behalf of said corporation.



                                                Notary Public, State of


STATE OF                            )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________   of  Pease  Oil  &  Gas  Company,  a  _________________
corporation, on behalf of said corporation.



                                                Notary Public, State of


STATE OF                            )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________  of Meyer Financial  Services,  Inc., a  _______________
corporation, on behalf of said corporation.



                                                Notary Public, State of


STATE OF                            )
                                    )
COUNTY OF                           )

         This instrument was acknowledged before me this _______ day of _______________, 1997, by ___________________________________________________,
_______________________  of Four-Way Texas,  L.L.C., a  _______________  limited liability company, on behalf of said limited liability company.



                                                Notary Public, State of

                                   EXHIBIT "A"


                                (Contract Lands)

                                   EXHIBIT "B"




                                                        Gross
Lessor                          Date         Acres     Net Acres      Vol./Page
- ------                          ----         -----     ---------      ---------


*Florence Groberg, et al ......03/01/33       354          354           86/286
 **Maggie Branch, et vir ......12/03/34      1804.83      1804.83        92/623
*Otto Hultquist ...............08/04/34       167.5        167.5         90/597
*T.N. Mauritz, et al ("A") ....07/10/35       209.5        209.5         94/436
*T.N. Mauritz, et al ("B") ....12/26/32       110.5        110.5         84/81
*Martin Hultquist, et ux ......07/10/35       200          200           94/429
*Hanna Ross et al .............07/22/35       143          143           96/246
*A.T. Ross, et ux .............12/16/34       100          100           92/224
*Florence V. Tunison, et al ...08/14/34       909          909           91/540
*Mortgage Land & Investment ...07/10/35       321.25       321.25        94/440
 Co ..................................
*Lillian A. Silliman, et vir ..12/10/32       241.25       241.25        83/602
*F. Wayne Silliman, et ux .....09/13/49       121.25       121.25       189/73
*T.C. Robertson, et al ........12/11/34       200          200           92/218
*Bohus Simicek, et ux .........09/23/40       165          165     No Recording
*A.J. Dahlstrom, et ux ........08/01/47        16           16          171/25
*C.A. Barron, et ux ...........07/22/54       100          100          244/378
***W.W. McCrory, et ux ........02/06/34       184.5        184.5         71/463
                                             ------       ------
                                             5347.58      5347.58

         *      From the surface down to 8,000 feet.
         **     From the surface down to 6,620 feet.
         ***    From the  surface  down to 7,600  feet  (as to 102.5  acres) is subject to farmout agreement with Ka-Hugh International.